Exhibit 99.1

Brookdale Enters into Definitive Agreement to Sell a Majority Stake in its Home Health, Hospice and Outpatient Therapy business to HCA Healthcare

Brookdale to Retain 20% Equity Interest

Brookdale residents will continue to have access to high quality home health, hospice and outpatient services

Nashville, Tenn., February 24, 2021 – Brookdale Senior Living Inc. (NYSE: BKD) (“Brookdale”), the nation’s leading operator of senior living communities, today announced it has entered into a definitive agreement to partner with HCA Healthcare through the sale of a majority stake in Brookdale Health Care Services (“BHS”). The partnership provides opportunities to improve healthcare service offerings within Brookdale’s communities to enhance its residents’ experience and health outcomes. Expanding residents’ access to services and specialty care continues to be a cornerstone for helping seniors live their best lives. This venture will also help enhance the growth prospects for BHS given the complementary nature of services of both organizations.

HCA Healthcare is one of the nation’s leading providers of healthcare services, comprising more than 2,000 sites of care. As a learning health system, HCA Healthcare uses its more than 32 million annual patient encounters to advance science, improve patient care and save lives. Brookdale will join HCA Healthcare’s network of care through this venture. Expanding access to care and creating seamless transitions among types of care can help improve the overall quality and patient experience.

BHS, with 98% of its home health agencies earning a 4 or better Quality Star Rating from Centers for Medicare and Medicaid Services in December 2020, is a leader in the delivery of essential home health, hospice and outpatient therapy services to seniors, both those residing in Brookdale’s communities and patients in their own homes. BHS operates 57 home health agencies and 22 hospice agencies across 26 states, along with 84 outpatient therapy locations.

Lucinda “Cindy” Baier, Brookdale’s President and CEO, said, “The health and wellbeing of our residents is at the core of Brookdale’s mission. Today’s partnership with HCA Healthcare, a leading healthcare organization, will continue the high quality services delivered to our residents and patients, strengthen our liquidity position and provide meaningful opportunities for growth through better integration of services across the entire care continuum.”

“HCA Healthcare’s objective is to be the healthcare system of choice in the communities we serve through the development of comprehensive services and by delivering high quality, convenient care to our patients,” said Sam Hazen, HCA Healthcare’s CEO. “We believe this opportunity to partner with Brookdale will expand the services we offer and enhance our ability to deliver a better experience for our patients as well as for Brookdale residents.”

Key Transaction Highlights

•

Brookdale has agreed to sell 80% of the equity in BHS to HCA Healthcare for a purchase price of $400 million, which implies a $500 million value for BHS, Brookdale’s home health, hospice, and outpatient therapy segment

•	Brookdale will retain a 20% equity interest in the venture with HCA Healthcare

•	For more transaction financial information, see the investor presentation posted on www.brookdale.com/investor

•	The purchase agreement is subject to customary closing conditions

The transaction represents the latest material announcement in Brookdale’s ongoing efforts to drive meaningful shareholder value, following Brookdale’s July 2020 lease renegotiation with Ventas, Inc. and its January 2020 sale of its Entry Fee CCRC venture interest to Healthpeak Properties, Inc. These initiatives have significantly improved Brookdale’s liquidity while positioning Brookdale’s core senior housing operations for sustained growth.

Teleconference and Webcast

Brookdale’s management will conduct a conference call to review this transaction and the financial results for the fourth quarter and full year 2020 on February 25, 2021 at 9:00 AM ET. The conference call can be accessed by dialing (866) 900-2996 (from within the U.S.) or (706) 643-2685 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing “Brookdale”.

A webcast of the conference call will be available to the public on a listen-only basis at www.brookdale.com/investor. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available through the website following the call.

For those who cannot listen to the live call, a replay will be available until 11:59 PM ET on March 12, 2021 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.) and referencing access code “3060269”.

About Brookdale Senior Living

Brookdale Senior Living Inc. is the leading operator of senior living communities throughout the United States. Brookdale is committed to providing senior living solutions primarily within properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents. Brookdale operates and manages independent living, assisted living, memory care and continuing care retirement communities, with 726 communities in 43 states and the ability to serve approximately 64,000 residents as of December 31, 2020. BHS also offers a range of home health, hospice and outpatient therapy services to over 17,000 patients as of that date. Brookdale’s stock is traded on the New York Stock Exchange under the ticker symbol BKD.

About HCA Healthcare

Nashville-based HCA Healthcare is one of the nation’s leading providers of healthcare services comprising more than 2,000 sites of care, including 185 hospitals, surgery centers, freestanding ERs, urgent care centers, and physician clinics, in 20 states and the United Kingdom. With its founding in 1968, HCA Healthcare created a new model for hospital care in the United States, using combined resources to strengthen hospitals, deliver patient-focused care and improve the practice of medicine. HCA Healthcare has conducted a number of clinical studies, including one that demonstrated that full-term delivery is healthier than early elective delivery of babies and another that identified a clinical protocol that can reduce bloodstream infections in ICU patients by 44 percent. HCA Healthcare is a learning health system that uses its more than 32 million annual patient encounters to advance science, improve patient care and save lives.

Advisors

BofA Securities acted as exclusive financial advisor to Brookdale in connection with this transaction. Brookdale received legal counsel from Bass, Berry & Sims PLC. Truist Securities acted as exclusive financial advisor to HCA Healthcare in connection with this transaction. HCA Healthcare received legal counsel from Debevoise & Plimpton with healthcare regulatory support from Waller.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release and the associated conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding Brookdale’s intent, belief or expectations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “could,” “would,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “project,” “predict,” “continue,” “plan,” “target,” or other similar words or expressions. These forward-looking statements include, but are not limited to, statements regarding Brookdale’s future financial performance and its sale of a majority stake in BHS to HCA Healthcare as well as the expected benefits, synergies or opportunities of Brookdale retaining an ongoing interest in BHS (collectively, the “Transaction”). These forward-looking statements are based on certain assumptions and expectations, and Brookdale’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although Brookdale believes that expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its assumptions or expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on Brookdale’s operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the risk that conditions to the closing of the Transaction may not be satisfied, including due to Brookdale’s or HCA Healthcare’s inability to satisfy the closing conditions or industry, regulatory or economic conditions outside of Brookdale’s control, including those related to the ongoing COVID-19 pandemic and, if those conditions are neither satisfied nor, where permissible, waived on a timely basis, Brookdale may be unable to complete the Transaction, or the Transaction may be delayed or completed on terms that are less favorable, perhaps materially, to Brookdale than the terms currently contemplated; the risk that if the Transaction is delayed or not completed for any reason, investor confidence could decline, Brookdale could face negative publicity and possible litigation, and Brookdale’s business, results of operations, financial condition, cash flows and stock price may be adversely affected; and the risks detailed from time to time in Brookdale’s filings with the Securities and Exchange Commission (“SEC”), including those set forth its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management’s views as of the date of this press release and/or the associated conference call. Brookdale cannot guarantee future results, levels of activity, performance or achievements, and, except as required by law, it expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contacts for Brookdale Senior Living Inc.

Investor Relations:	Kathy MacDonald • 615.505.1968 • kathy.macdonald@brookdale.com

Media:	Julie K. Davis • 615.564.8225 • jkdavis@brookdale.com

4